UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Glenpointe Centre West

500 Frank W. Burr Blvd.

Teaneck, New Jersey 07666

April 28, 2008

To Our Stockholders:

You are most cordially invited to attend the 2008 Annual Meeting of Stockholders of Cognizant Technology Solutions Corporation at 9:30 a.m. local time, on Tuesday, June 10, 2008, at our headquarters, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.

It is important that your shares be represented at this meeting to ensure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your shares represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy.

Thank you for your continued support.

Sincerely,

Francisco D’Souza

President and Chief Executive Officer

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(continued)

ii

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Glenpointe Centre West

500 Frank W. Burr Blvd.

Teaneck, New Jersey 07666

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Tuesday, June 10, 2008

The Annual Meeting of Stockholders (the “Meeting”) of COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION, a Delaware corporation, will be held at our headquarters, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey on Tuesday, June 10, 2008, at 9:30 a.m. local time, for the following purposes:

(1) To elect two (2) Class II Directors to serve until the 2011 Annual Meeting of Stockholders, or until their respective successors shall have been duly elected and qualified;

(2) To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2008; and

(3) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

Holders of record of our Class A Common Stock as of the close of business on April 23, 2008 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at our principal executive offices at Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666 for a period of ten days prior to the Meeting and on the day of the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE US THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

Steven Schwartz

Secretary

Teaneck, New Jersey

April 28, 2008

iii

Our 2007 Annual Report accompanies the Proxy Statement.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Glenpointe Centre West

500 Frank W. Burr Blvd.

Teaneck, New Jersey 07666

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Cognizant Technology Solutions Corporation of proxies to be voted at our Annual Meeting of Stockholders to be held on Tuesday, June 10, 2008 (the “Meeting”), at our headquarters, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey at 9:30 a.m. local time, and at any adjournment or adjournments thereof. Holders of record of shares of Class A Common Stock, $0.01 par value (“Class A Common Stock”), as of the close of business on April 23, 2008, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 288,839,154 shares of Class A Common Stock issued and outstanding and entitled to vote. Each share of Class A Common Stock is entitled to one vote on any matter presented to stockholders at the Meeting.

In this proxy statement, “Cognizant”, “Company”, “we”, “us”, and “our” refer to Cognizant Technology Solutions Corporation.

PROPOSALS

If proxies in the accompanying form are properly executed and returned, the shares of Class A Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Class A Common Stock represented by the proxies will be voted:

(1)	FOR the election of the two (2) Class II Director nominees;

(2)	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2008; and

(3)	In the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof.

Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by our Secretary, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

This proxy statement, together with the related proxy card and our Annual Report to Stockholders for the year ended December 31, 2007, including financial statements (the “Annual Report”), is being mailed to all stockholders of record as of April 23, 2008. The mailing date will be on or about April 28, 2008. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of the Annual Report so that such record holders could supply such materials to beneficial owners as of April 23, 2008.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, JUNE 10, 2008

This proxy statement and our Annual Report to Stockholders are available at http://ww3.ics.adp.com/streetlink/CTSH.

REQUIRED VOTE

The presence, in person or by proxy, of holders of the shares of Class A Common Stock having, in the aggregate, a majority of the votes entitled to be cast at the Meeting shall constitute a quorum.

The affirmative vote by the holders of a majority of the shares of Class A Common Stock voted at the Meeting is required for the uncontested election of Directors, provided a quorum is present in person or by proxy. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. All actions proposed herein other than the election of Directors require the affirmative vote of stockholders possessing a majority of the shares of Class A Common Stock present or represented at the Meeting and entitled to vote, provided a quorum is present in person or by proxy.

The presence of the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote at the Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Shares not present at the meeting and shares voting “abstain” have no effect on the election of directors. For the proposal ratifying the selection of our independent registered public accounting firm, abstentions have the same effect as a negative vote. Broker non-votes are not counted for purposes of determining whether a proposal as to which the proxy does not confer voting authority has been approved and thus have no effect on the outcome of that proposal.

If you are a beneficial owner, your bank, broker or other holder of record is permitted to vote your shares on the election of directors and the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm, even if the record holder does not receive voting instructions from you.

QUESTIONS AND ANSWERS ABOUT THE 2008 ANNUAL MEETING OF STOCKHOLDERS

What is the purpose of the 2008 Annual Meeting of Stockholders?

At the 2008 Annual Meeting of Stockholders, our stockholders will be asked to:

1. Elect the two (2) Class II Director nominees;

2. Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2008; and

3. Stockholders also will transact any other business that may properly come before the meeting.

Who is entitled to vote?

The record date for the meeting is April 23, 2008. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is our Class A Common Stock. Each outstanding share of Class A Common Stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 288,839,154 shares of Class A Common Stock issued and outstanding and entitled to vote.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.

If you do not give instructions to your bank or brokerage firm within ten days of the meeting, it may vote on matters that the New York Stock Exchange (NYSE) determines to be “routine”, but will not be permitted to vote your shares with respect to “non-routine” items. Under the NYSE rules, the Election of Directors (Proposal 1) and the Ratification of Appointment of the Independent Registered Public Accounting Firm (Proposal 2) are routine matters. When a broker or bank has not received instructions from the beneficial owners or persons entitled to vote and the broker or bank cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter. Broker non-votes do not count as votes for or against any proposal.

As the beneficial owner of shares, you are invited to attend the 2008 Annual Meeting of Stockholders. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a proxy form from the record holder of your shares.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Class A Common Stock outstanding on the record date will constitute a quorum.

Who can attend the 2008 Annual Meeting of Stockholders?

All Cognizant stockholders entitled to vote at the meeting may attend our 2008 Annual Meeting of Stockholders.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the outstanding shares represented at the Meeting, by proxy or in person, and entitled to vote may adjourn the meeting.

What does it mean if I receive more than one proxy card?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, sign and return each proxy card.

How do I vote?

If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in either the United States or Canada.

If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. Additionally, we will pass out written ballots to registered stockholders who wish to vote in person at the meeting. Beneficial owners of shares held in street name who wish to vote at the meeting will need to obtain a proxy form from their record holder.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote:

•	By signing another proxy with a later date; or

•	If you are a registered stockholder, by giving written notice of such revocation to the Secretary of Cognizant prior to or at the meeting or by voting in person at the meeting.

Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the meeting.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc., our inspectors of election, will tabulate and certify the votes. Alternatively, a representative of our transfer agent may serve as an inspector of election.

How does the Board of Directors recommend I vote on the proposals?

Your Board recommends that you vote FOR:

(1)	the election of the two (2) Class II Director nominees; and

(2)	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2008.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendation is set forth together with the description of each proposal in this proxy statement. In summary, the Board of Directors recommends a vote:

(1)	FOR the election of the two (2) Class II Director nominees; and

(2)	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2008.

Will any other business be conducted at the meeting?

We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to elect the Director nominees?

On April 18, 2008, the Board of Directors approved an amendment to the Company’s Amended and Restated By-laws to change the vote standard for the election of directors from a plurality of votes cast to a majority of votes cast in uncontested elections. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. In contested elections the vote standard will continue to be a plurality of votes cast. In addition, the Board approved an amendment to the Amended and Restated By-laws to provide that director nominees proposed by shareholders must deliver a statement that, if elected, they agree to tender an irrevocable resignation, promptly upon failure to receive the required vote in a subsequent election, in accordance with the Company’s Corporate Governance Guidelines that are applicable to all director nominees.

Abstentions are not counted as votes “for” or “against” this proposal.

Our Corporate Governance section, appearing later in this proxy statement, sets forth our procedures if a director-nominee does not receive the required vote for election or re-election. In an uncontested election, any nominee for Director who does not receive a majority of votes cast “for” his or her election is required to tender his or her resignation promptly following the failure to receive the required vote.

The Nominating and Corporate Governance Committee is required to make recommendations to the Board with respect to any such resignation. The Board is required to take action with respect to this recommendation and to disclose its decision-making process. Full details of this policy are set out in our Corporate Governance section under “Voting for Directors.”

How many votes are required to ratify the appointment of our independent registered public accounting firm?

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of Class A Common Stock present at the meeting in person or by proxy and entitled to vote.

What is an abstention and how will abstentions be treated?

An “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares voting “abstain” have no effect on the election of directors. For the proposal ratifying the selection of our independent registered public accounting firm, abstentions have the same effect as a negative vote.

How will broker non-votes be treated?

Broker non-votes will be treated as shares present for quorum purposes, but not considered entitled to vote on that matter. Therefore, broker non-votes do not count as votes for or against any proposal.

Where can I find the voting results of the 2008 Annual Meeting of Stockholders?

We plan to announce preliminary voting results at the 2008 Annual Meeting of Stockholders and to publish final results in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee. You can access our current committee charters and Code of Business Conduct and Ethics in the “About Us” section of our Web site under the “Management & Governance” tab located at www.cognizant.com or by writing to our Secretary at our offices at Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666.

Determination of Independence

Under NASDAQ Stock Market rules, a Director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. Our Board of Directors has determined that none of John Fox, Robert Howe, John Klein, Robert Weissman or Thomas Wendel has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director and that each of these Directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Director Candidates

The process to be followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates shall include requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended Director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our Directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential Director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of Class A Common Stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Cognizant Technology Solutions Corporation, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Voting for Directors

On April 18, 2008, the Board of Directors approved an amendment to the Company’s Amended and Restated By-laws to change the vote standard for the election of directors from a plurality of votes cast to a majority of votes cast in uncontested elections. In accordance with the Company’s Amended and Restated By-laws, if none of our stockholders provides the Company notice of an intention to nominate one or more candidates to compete with the Board’s nominees in a Director election, or if our stockholders have withdrawn all such nominations by the day before the Company mails its notice of meeting to our stockholders, a nominee must receive more votes cast for than against his or her election or re-election in order to be elected or re-elected to the Board. The Board expects a Director to tender his or her resignation if he or she fails to receive the required number of votes for re-election. The Board shall nominate for election or re-election as Director only candidates who agree to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation that will be effective upon Board acceptance of such resignation. In addition, the Board shall fill Director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other Directors in accordance with this corporate governance guideline. If an incumbent Director fails to receive the required vote for re-election, then, within 90 days following certification of the shareholder vote, the Nominating and Corporate Governance Committee will act to determine whether to accept the Director’s resignation and will submit such recommendation for prompt consideration by the Board, and the Board will act on the Nominating and Corporate Governance Committee’s recommendation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a Director’s resignation.

Any Director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the Director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the Securities and Exchange Commission (the “SEC”).

If each member of the Nominating and Corporate Governance Committee fails to receive the required vote in favor of his or her election in the same election, then those independent Directors who did receive the required vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them. However, if the only Directors who did not receive the required vote in the same election constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept the resignation offers.

Communications from Stockholders

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Chairman of the Board and Secretary and General Counsel, are primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as they consider appropriate.

Under procedures approved by a majority of the independent Directors, communications are forwarded to all Directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the Directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors by emailing the Board of Directors at the following email address: corporategovernance@cognizant.com; or in writing: c/o Corporate Secretary, Cognizant Technology Solutions Corporation, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our Directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted the Code of Business Conduct and Ethics on our Web site, which is located at www.cognizant.com. In addition, we intend to post on our Web site all disclosures that are required by law or NASDAQ Stock Market listing standards concerning any amendments to, or waivers from, any provision of our Code of Business Conduct and Ethics.

Attendance by Members of the Board of Directors at Meetings

There were seven meetings of the Board of Directors during 2007. Each Director attended at least 75% of the aggregate of all meetings of the Board of Directors held during the period in which he or she served as a Director and the total number of meetings held by the committee on which he or she served during the period, if applicable.

Our Corporate Governance Guidelines provide that Directors are expected to attend the annual meeting of stockholders. All of the Directors participated in the 2007 Annual Meeting of Stockholders by teleconference.

COMMITTEES OF THE BOARD

The Board of Directors has established three standing committees—Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee—each of which operates under a charter that has been approved by our Board of Directors. Current copies of each committee’s charter are posted on the “About Us” section of our Web site www.cognizant.com.

The Board of Directors has determined that all of the members of each of the Board’s three standing committees are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, all of the members of the Audit Committee are independent as defined by the rules of the NASDAQ Stock Market.

Audit Committee

Our Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of, our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and Code of Business Conduct and Ethics;

•	discussing and assessing our risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules (which is included on page 42 of this proxy statement).

Pursuant to the Audit Committee Charter, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2007 with our management and independent registered public accounting firm. Additionally, the Audit Committee has discussed with the independent registered public accounting firm the matters required by Statement of Auditing Standards (“SAS”) 61, as amended, has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based in part on the foregoing, the Audit Committee recommended to the Board of Directors that the financial statements as of and for the year ended December 31, 2007 audited by PricewaterhouseCoopers LLP be included in our Annual Report on Form 10-K.

The members of the Audit Committee are Messrs. Howe, Klein and Wendel. During 2007, Messrs. Howe, Klein and Wendel were the only members of the Audit Committee. The Audit Committee was established in 1998 and met seven times during 2007. It is anticipated that Mr. Howe, if elected to the Board of Directors by our stockholders, will continue to serve on the Audit Committee. The Board of Directors has determined that Mr. Wendel is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Compensation Committee

Our Compensation Committee, which is comprised of Messrs. Fox, Klein and Weissman, is responsible for the administration of all salary and incentive compensation plans for our officers and key employees, including bonuses. In addition, our Compensation Committee has the following principal duties:

•	annually reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s compensation;

•	determining our Chief Executive Officer’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans; and

•	reviewing and making recommendations to the Board with respect to Director compensation.

The Compensation Committee also administers the Amended and Restated 1999 Incentive Compensation Plan (the “Incentive Plan”) and establishes the terms and conditions of all stock options and other stock-based awards granted thereunder. The Compensation Committee also administers our 2004 Employee Stock Purchase Plan. The Compensation Committee, which was comprised of Messrs. Howe, Klein and Weissman during 2007, met four times during 2007. Effective February 14, 2008, Mr. Fox was appointed to the Compensation Committee and Mr. Howe resigned from the Compensation Committee. It is anticipated that Mr. Weissman, if elected to the Board of Directors by our stockholders, will continue to serve on the Compensation Committee.

Nominating and Corporate Governance Committee

In March 2004, our Board of Directors established a Nominating and Corporate Governance Committee. Its responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending to the Board corporate governance principles; and

•	overseeing an annual evaluation of the Board.

The members of the Nominating and Corporate Governance Committee are Messrs. Fox, Howe, Klein, Wendel and Weissman. The Nominating and Corporate Governance Committee met once during 2007. Effective February 14, 2008, Mr. Fox was appointed to the Nominating and Corporate Governance Committee. It is anticipated that Messrs. Howe and Weissman, if elected to the Board of Directors by our stockholders, will continue to serve on the Nominating and Corporate Governance Committee.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

Directors who are our employees or employees of our subsidiaries receive no cash remuneration for serving as Directors. All non-employee Directors, other than our Chairman, receive an annual retainer of $20,000 for their service on the Board of Directors (with no additional fees paid for attendance at meetings of the Board of Directors). Our Chairman receives an annual retainer of $120,000 (with no additional fees paid for attendance at meetings of the Board of Directors). All non-employee Directors receive $1,500 for attendance at each meeting of a committee of the Board of Directors or $2,000 for attendance at each meeting of a committee of the Board of Directors if serving as the chairperson of such committee meeting. All Directors who are not our employees or employees of our subsidiaries are eligible to participate in our Non-Employee Directors’ Stock Option Plan (the “Director Plan”) and the Incentive Plan.

The Director Plan became effective in December 1997 and was amended in March 1998 and February 2007. As of March 31, 2008, the maximum aggregate number of shares of Class A Common Stock reserved for issuance under the Director Plan was 1,716,000 shares, of which 8,000 shares remained available for future grant. The Director Plan, which is administered by the Compensation Committee, provides for the issuance of non-qualified stock options to purchase up to 360,000 shares of Class A Common Stock in any year to any of our Directors who is not our employee or an employee of one of our subsidiaries. Subject to the provisions of the Director Plan, the Compensation Committee has the authority to determine the non-employee Directors to whom options will be granted, the number of shares to be covered by each option and the terms and conditions of each option grant. The exercise price is determined by the Compensation Committee and will not be less than the fair market value of the underlying shares on the grant date. The options will vest and become exercisable in two successive equal annual installments upon the optionee’s completion of each year of continued Board service over the two-year period measured from the grant date. Each option will have a maximum term of ten years, subject to earlier termination upon the optionee’s cessation of Board service. In the event of an optionee’s death or disability, the unexercised portion of an option will immediately vest in full and may be exercised until (i) the earlier of the end of the stated term of the option or five years after the date of death, in the case of a termination due to death, or (ii) the earlier of (A) the end of the stated term of the option and (B) five years after the date of termination or (if later) one year after the date of death, in the case of a termination due to disability. In the case of a termination for any other reason, the unexercised portion of an option may be exercised for the period ending ninety days after such termination, but only to the extent such option is exercisable at the time of termination.

Each of the options granted under the Incentive Plan will have an exercise price equal to the fair market value per share of Class A Common Stock on the grant date and a maximum term of ten years measured from such date. Each such option will vest and become exercisable in two successive equal annual installments upon the optionee’s completion of each year of Board service over the two-year period measured from the grant date. Upon the occurrence of a change in control of Cognizant, as defined in the Incentive Plan, with certain exceptions, the Compensation Committee has the discretion to, among other things, accelerate the vesting of the options. Under the Incentive Plan, the optionee will have a limited period in which to exercise the option following his or her cessation of Board service, to the extent the option is vested and exercisable at that time. Upon the optionee’s cessation of Board service by reason of death or disability, for options fully-vested at the time of such cessation of service, the limited exercise period for options granted under the Incentive Plan will expire upon the earlier of (i) the end of the stated option term or (ii) 12 months following the date of death or disability. Under the Incentive Plan, should the optionee cease Board service for any other reason, then he or she will have until the earlier of (i) the end of the stated option term or (ii) the expiration of the 90-day period following such cessation of service in which to exercise the option for any shares for which the option was vested at the time of such cessation of service.

During 2007, the following non-employee Directors were granted options to purchase shares of Class A Common Stock. All option grants listed below were made under the Incentive Plan.

Director	Number of Shares Underlying Options Granted(1)	Grant Date	Exercise Price Per Share(1)
John N. Fox, Jr.	25,000	12/06/07	$31.76
Robert W. Howe	20,000	06/07/07	$37.48
John E. Klein	20,000	06/07/07	$37.48
Robert E. Weissman	20,000	06/07/07	$37.48
Thomas M. Wendel	20,000	06/07/07	$37.48

(1)	Such numbers have been adjusted to reflect a two-for-one stock split that occurred on October 16, 2007.

2007 Director Compensation Table

The following table sets forth certain information regarding the compensation of each of our non-employee Directors for the 2007 fiscal year.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($) (2)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
John N. Fox, Jr.	$10,000	—	$13,834	—	—	—	$23,834
Robert W. Howe	$38,000	—	$227,281	—	—	—	$265,281
John E. Klein	$140,000	—	$227,281	—	—	—	$367,281
Robert E. Weissman	$28,000	—	$227,281	—	—	—	$255,281
Thomas M. Wendel	$35,500	—	$227,281	—	—	—	$262,781

(1)	Consists of amounts described under “Director Compensation and Stock Ownership Guidelines.”
(2)	Represents the compensation cost recognized for financial statement reporting purposes for the 2007 fiscal year, in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123R”). The reported dollar amounts do not take into account any estimated forfeitures related to service-based vesting conditions. For information regarding assumptions underlying the SFAS 123R valuation of equity awards, see Note 10 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.
(3)	The grant date fair value of the stock options granted in 2007 under SFAS 123R for Mr. Fox is $332,011 and for each of the remaining directors the grant date fair value of the stock options granted in 2007 was $247,289. As of December 31, 2007, each director had the following number of options outstanding: Mr. Fox (25,000); Mr. Howe (100,000); Mr. Klein (140,000); Mr. Weissman (120,000); and Mr. Wendel (170,000).

PROPOSALS TO BE VOTED ON

PROPOSAL 1: ELECTION OF DIRECTORS

At this Meeting, two (2) Class II Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2011, or until their successors shall have been duly elected and qualified.

We currently have seven (7) Directors. A majority of votes cast is required for the election of directors.

A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. In contested elections (an election in which the number of nominees for director is greater than the number of directors to be elected) the vote standard will continue to be a plurality of votes cast.

In accordance with our Amended and Restated By-laws and Corporate Governance Guidelines, the Board will nominate for election or re-election as a Director only candidates who agree to tender, promptly following their failure to receive the required vote for election or re-election at the next meeting at which they would face election or re-election, an irrevocable resignation that will be effective upon acceptance by the Board. In addition, the Board will fill Director vacancies and new directorships only with candidates who agree to tender the same form of resignation, promptly following their appointment to the Board.

If an incumbent Director fails to receive the required vote for re-election, then, within 90 days following certification of the shareholder vote, the Nominating and Corporate Governance Committee will act to determine whether to accept the Director’s resignation and will submit the recommendation for prompt consideration by the Board, and the Board will act on the Nominating and Corporate Governance Committee’s recommendation.

Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the Director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the SEC.

Any Director who tenders his or her resignation pursuant to this provision of our Corporate Governance Guidelines may not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer. If each member of the Nominating and Corporate Governance Committee fails to receive the required vote in favor of his or her election in the same election, then those independent Directors who did receive the required vote will appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them. However, if the only Directors who did not receive the required vote in the same election constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept the resignation offers.

As set forth in our Restated Certificate of Incorporation, the terms of office of the members of the Board of Directors are divided into three classes: Class I, whose term will expire at the 2010 Annual Meeting of Stockholders; Class II, whose term will expire at the 2008 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2009 Annual Meeting of Stockholders. The current Class I Directors are Lakshmi Narayanan and John E. Klein, the current Class II Directors are Robert W. Howe and Robert E. Weissman and the current Class III Directors are John N. Fox, Jr., Thomas M. Wendel and Francisco D’Souza.

At each Annual Meeting of Stockholders, the successors to Directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of Directors remove or shorten the term of any incumbent Director. This classification of our Board of Directors may have the effect of delaying or preventing changes in control or management of our Company.

All Directors hold office until the expiration of their respective term and until their successors are duly elected and qualified. There are no family relationships among any of our executive officers, Directors and key employees.

It is the intention of the persons named in the enclosed form of proxy to vote the shares of Class A Common Stock represented thereby, unless otherwise specified in the proxy, for the election as Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are at present our Directors. In the event any of the nominees should become unavailable or unable to serve as a Director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the election of these nominees as directors.

NOMINEES FOR CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2011 ANNUAL MEETING)

The current members of the Board of Directors who are also nominees for election to the Board as Class II Directors are as follows:

Name	Age	Served as a Director Since	Positions with Cognizant
Robert W. Howe	61	1999	Director

Robert E. Weissman	66	2001	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

Robert W. Howe was elected to the Board of Directors in April 1999. Mr. Howe currently serves as Chairman of the Board of Directors of ADS Financial Services Solutions (“ADS”), a provider of information technology services to the financial services industry. He has held such position since January 1994. From January 1994 to December 2003, Mr. Howe served as Chairman and Chief Executive Officer of ADS and from March 1980 to January 1994, Mr. Howe served as its President. Mr. Howe serves on the board of directors of several private companies. Mr. Howe holds a Bachelor of Arts degree from Boston College.

Robert E. Weissman was elected to the Board of Directors in May 2001. Mr. Weissman retired in January 2001 after nearly thirty years serving as Chief Executive Officer for several public corporations. Most recently, Mr. Weissman was Chairman of the Board of Directors of IMS Health, a provider of information to the pharmaceutical and healthcare industries. He served as both Chairman and Chief Executive Officer of IMS Health until March 1999. Prior to his position with IMS Health, Mr. Weissman was Chairman and Chief Executive Officer of Cognizant Corporation and prior to that, was Chairman and Chief Executive Officer of The Dun & Bradstreet Corporation. Prior to his election as Chairman and Chief Executive Officer of The Dun & Bradstreet Corporation, he held the position of President and Chief Operating Officer of that company since 1985. Mr. Weissman joined The Dun & Bradstreet Corporation in May 1979, when The Dun & Bradstreet Corporation acquired National CSS, a computer time-sharing company, of which he was President and Chief Executive Officer. Since his retirement, Mr. Weissman has been active as Chairman of Shelburne Partners, a private investment company that works with emerging companies in the United States and Europe. Mr. Weissman is a director of the following public companies: State Street Corporation, Pitney Bowes, Inc. and Information Services Group Inc. Mr. Weissman is also a member of the Advisory Board for Affinnova, Inc., a privately held market research firm. Mr. Weissman graduated from Babson College in 1964. He serves on Babson’s Board of Trustees, and received an honorary Doctor of Laws degree from Babson in 1995.

Continuing Members of the Board of Directors:

CLASS I DIRECTORS (TERMS TO EXPIRE AT THE 2010 ANNUAL MEETING)

The current members of the Board of Directors who are Class I Directors are as follows:

Name	Age	Served as a Director Since	Positions with Cognizant
Lakshmi Narayanan	55	2003	Vice Chairman and Director

John E. Klein	66	1998	Chairman of the Board and Director

The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

Lakshmi Narayanan was appointed Vice Chairman, effective January 1, 2007. Mr. Narayanan served as our Chief Executive Officer from December 2003 through December 2006 and as our President from March 1998 through December 2006. Mr. Narayanan joined our Indian subsidiary as Chief Technology Officer in 1994 and was elected President of such subsidiary on January 1, 1996. Prior to joining us, from 1975 to 1994, Mr. Narayanan was the regional head of Tata Consultancy Services, a large consulting and software services company located in India. Mr. Narayanan holds a Bachelor of Science degree, a Master of Science degree and a Management degree from the Indian Institute of Science.

John E. Klein was elected to the Board of Directors in March 1998 and elected to serve as our Chairman of the Board in December 2003. Mr. Klein currently serves as President and Chief Executive Officer of Polarex, Inc., an organization providing executive support to software and services companies, where he has been employed since 1994. Prior to that, Mr. Klein held various positions at various companies, including President and Chief Executive Officer of MDIS Group PLC, a UK listed software and services company. In addition, Mr. Klein also served as Chairman of Glovia International and PRO IV Limited, two enterprise software and services companies. Prior to 1995, Mr. Klein was a Vice President for both Digital Equipment and IBM. Mr. Klein also serves as a director of privately-held Questra Corporation, an enterprise software company, Arxan Technologies, Inc., a security software solutions company, and Cadforce, Inc., an architectural design services company. Mr. Klein holds a Bachelor of Science degree from the U.S. Merchant Marine Academy and a Master of Business Administration degree from New York University.

CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2009 ANNUAL MEETING)

The current members of the Board of Directors who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Positions with Cognizant
John N. Fox, Jr.	65	2007	Director

Thomas M. Wendel	71	2001	Director

Francisco D’Souza	39	2007	Chief Executive Officer, President and Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

Mr. Fox was appointed to the Board of Directors in December 2007 as a Class III Director to fill an existing vacancy. Mr. Fox formerly served as Vice Chairman of Deloitte & Touche LLP and Global Director, Strategic Clients for Deloitte Consulting, from 1998 until 2003. Mr. Fox held various other positions with Deloitte Consulting from 1968 to 2003, and in addition to his responsibilities as Vice Chairman and Global Director, he also served on Deloitte Touche Tohmatsu’s board of directors and was a member of the Governance (Executive)

Committee from 1998 to 2003. Mr. Fox currently serves as a Trustee for Wabash College and Steppenwolf Theatre Company and is a member of the board of directors of VASCO Data Security International, Inc. Mr. Fox received his B.A. degree from Wabash College and his MBA from the University of Michigan.

Thomas M. Wendel was elected to the Board of Directors in June 2001. In July 2000, Mr. Wendel retired as the Chairman of the Board, President and Chief Executive Officer of Bridge Information Systems, a global financial information, transaction services, and network services company. Prior to joining Bridge in 1995, Mr. Wendel was founding President and Chief Executive Officer of Liberty Brokerage Inc., a major US government securities brokerage firm. Mr. Wendel previously served in various positions at Paine Webber, Inc., including Chief Financial Officer, Executive Vice President and Managing Director. Prior to joining Paine Webber in 1982, Mr. Wendel was Senior Vice President and Chief Financial Officer of Pan American World Airways. Mr. Wendel holds a Bachelor of Science degree in Mathematics from Ursinus College, a Master of Arts in Economics from San Jose State College, and a Master in Business Administration from the University of Santa Clara.

Francisco D’Souza was appointed President and Chief Executive Officer and became a member of the Board of Directors, effective January 1, 2007. Mr. D’Souza served as our Chief Operating Officer from December 2003 through December 2006. Prior to that, from November 1999 to December 2003, he served as our Senior Vice President, North American Operations and Business Development. From March 1998 to November 1999, he served as our Vice President, North American Operations and Business Development and as our Director-North American Operations and Business Development from June 1997 to March 1998. From January 1996 to June 1997, Mr. D’Souza was engaged as our consultant. From February 1995 to December 1995, Mr. D’Souza was employed as Product Manager at Pilot Software. Between 1992 and 1995, Mr. D’Souza held various marketing, business development and technology management positions as a Management Associate at The Dun & Bradstreet Corporation. While working at The Dun & Bradstreet Corporation, Mr. D’Souza was part of the team that established the software development and maintenance business conducted by us. Mr. D’Souza holds a Bachelor of Business Administration degree from the University of East Asia and a Master of Business Administration degree from Carnegie-Mellon University.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our Board of Directors has, subject to stockholder approval, retained PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2008. PricewaterhouseCoopers LLP also served as our independent registered public accounting firm for 2007. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as auditors.

The Board of Directors unanimously recommends a vote FOR this Proposal. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2008.

One or more representatives of PricewaterhouseCoopers LLP are expected to attend the Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Capacities in Which Served	In Current Position Since
Lakshmi Narayanan(1)	55	Vice Chairman and Director	2007

Francisco D’Souza(2)	39	Chief Executive Officer, President and Director	2007

Gordon J. Coburn(3)	44	Chief Financial and Operating Officer and Treasurer	2007

Ramakrishnan Chandrasekaran(4)	50	President and Managing Director, Global Delivery	2006

Rajeev Mehta(5)	41	Chief Operating Officer, Global Client Services	2006

Steven Schwartz(6)	40	Senior Vice President, General Counsel and Secretary	2007

(1)	Lakshmi Narayanan was appointed Vice Chairman, effective January 1, 2007. Mr. Narayanan served as our Chief Executive Officer from December 2003 through December 2006 and as our President from March 1998 through December 2006. Mr. Narayanan joined our Indian subsidiary as Chief Technology Officer in 1994 and was elected President of such subsidiary on January 1, 1996. Prior to joining us, from 1975 to 1994, Mr. Narayanan was the regional head of Tata Consultancy Services, a large consulting and software Services Company located in India. Mr. Narayanan holds a Bachelor of Science degree, a Master of Science degree and a Management degree from the Indian Institute of Science.
(2)	Francisco D’Souza was appointed President and Chief Executive Officer and became a member of the Board of Directors, effective January 1, 2007. Mr. D’Souza served as our Chief Operating Officer from December 2003 through December 2006. Prior to that, from November 1999 to December 2003, he served as our Senior Vice President, North American Operations and Business Development. From March 1998 to November 1999, he served as our Vice President, North American Operations and Business Development and as our Director-North American Operations and Business Development from June 1997 to March 1998. From January 1996 to June 1997, Mr. D’Souza was engaged as our consultant. From February 1995 to December 1995, Mr. D’Souza was employed as Product Manager at Pilot Software. Between 1992 and 1995, Mr. D’Souza held various marketing, business development and technology management positions as a Management Associate at The Dun & Bradstreet Corporation. While working at The Dun & Bradstreet Corporation, Mr. D’Souza was part of the team that established the software development and maintenance business conducted by us. Mr. D’Souza holds a Bachelor of Business Administration degree from the University of East Asia and a Master of Business Administration degree from Carnegie-Mellon University.
(3)	Gordon Coburn was appointed Chief Operating Officer, effective January 1, 2007. Mr. Coburn continues to serve as our Chief Financial Officer and Treasurer, positions he has held since his election in March 1998. Mr. Coburn served as our Executive Vice President from December 2003 through December 2006. From November 1999 to December 2003, he served as our Senior Vice President. He previously was our Vice President from 1996 to November 1999. Mr. Coburn served as Senior Director—Group Finance & Operations for Cognizant Corporation from November 1996 to December 1997. From 1990 to October 1996, Mr. Coburn held key financial positions with The Dun & Bradstreet Corporation. Mr. Coburn serves on the board of directors of ICT Group, Inc. and Corporate Executive Board Company. Mr. Coburn holds a Bachelor of Arts degree from Wesleyan University and a Master of Business Administration degree from the Amos Tuck School at Dartmouth College.
(4)

Ramakrishnan Chandrasekaran was appointed President and Managing Director, Global Delivery in August 2006. Mr. Chandrasekaran served as our Executive Vice President and Managing Director from January 2004 through July 2006. Prior to that, from November 1999 to January 2004, he served as our Senior Vice

President responsible for the ISV relationships, key alliances, capacity growth, process initiatives, business development and offshore delivery. Mr. Chandrasekaran joined us as Assistant Vice President in December 1994, before getting promoted to Vice President in January 1997. Mr. Chandrasekaran has more than 20 years of experience working in the IT services industry. Prior to joining us, Mr. Chandrasekaran worked with Tata Consultancy Services. Mr. Chandrasekaran holds a Mechanical Engineering degree and Master of Business Administration degree from the Indian Institute of Management.

(5)	Rajeev Mehta was appointed Chief Operating Officer, Global Client Services in August 2006 and is responsible for our sales, business development and client relationship management organizations. Mr. Mehta, who joined Cognizant in 1997, most recently served as Senior Vice President and General Manager of our Financial Services Business Unit, a position he held from June 2005 to August 2006. From November 2001 to June 2006, he served as our Vice President and General Manager of our Financial Services Business Unit. From January 1998 to November 2001, Mr. Mehta served as our Director of the Central Region. Mr. Mehta served as our Senior Manager of Business Development from January 1997 to January 1998. Prior to joining Cognizant in 1997, Mr. Mehta was involved in implementing GE Information Services offshore outsourcing program and also held consulting positions at Deloitte & Touche and Andersen Consulting. Mr. Mehta holds a Bachelor of Science degree from the University of Maryland and a Master of Business Administration degree from Carnegie-Mellon University.
(6)	Steven Schwartz was named Senior Vice President, General Counsel and Secretary in July 2007, having global responsibility for managing Cognizant’s legal function. Mr. Schwartz, who joined Cognizant in 2001, most recently served as Vice President and General Counsel, a position he held from March 2003 to July 2007. From April 2002 to March 2003, he served as our Vice President and Chief Corporate Counsel. From October 2001 to December 2002, he served as our Chief Corporate Counsel. Mr. Schwartz also serves as our Chief Legal Officer. Mr. Schwartz holds a Bachelor of Business Administration degree from the University of Miami, a Juris Doctor degree from Fordham University School of Law and an L.L.M. (in Taxation) degree from the New York University School of Law.

None of our executive officers is related to any other executive officer or to any of our Directors. Our executive officers are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Class A Common Stock

As of March 31, 2008, there were approximately 234 holders of record and 38,947 beneficial holders of our Class A Common Stock. The following table sets forth certain information, as of March 31, 2008, with respect to holdings of each class of our Class A Common Stock by (i) each person known by us to beneficially own more than 5% of the total number of shares of each class of Class A Common Stock outstanding as of such date, (ii) each of our Directors (which includes all nominees), (iii) each of our Named Executives, and (iv) all Directors and executive officers as a group. This information is based upon information furnished to us by each such person and/or based upon public filings with the SEC. Unless otherwise indicated, the address for the individuals below is our address. Except as otherwise noted below or except for shares of our Class A Common Stock held in brokerage accounts which may from time to time, together with other securities held in those accounts, serve as collateral for margin loans made from such accounts, none of the shares reported as beneficially owned are currently pledged as security for any outstanding loan or indebtedness. All share numbers have been adjusted to reflect a two-for-one stock split that occurred on October 16, 2007.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
(i) Certain Beneficial Owners:
FMR Corp.(3)	43,142,876	14.9%
82 Devonshire Street, Boston, Massachusetts 02109
(ii) Directors (which includes all nominees) and Named Executives:
Lakshmi Narayanan(4)	2,630,342	*
Francisco D’Souza(5)	1,042,944	*
Gordon J. Coburn(6)	107,905	*
Ramakrishnan Chandrasekaran(7)	316,000	*
Rajeev Mehta(8)	184,713	*
John N. Fox, Jr.(9)	—	*
Robert W. Howe(10)	103,000	*
John E. Klein(11)	548,700	*
Robert E. Weissman(12)	541,588	*
Thomas M. Wendel(13)	150,000	*
(iii) All Directors and executive officers as a group (11 persons)(14)	5,881,192	2.0%

*	Less than one percent.
(1)	Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and investment power with respect to all shares of Class A Common Stock shown as beneficially owned by such stockholder.
(2)	Applicable percentage of ownership is based on an aggregate of 288,820,548 shares of Class A Common Stock outstanding on March 31, 2008. Such percentage also takes into account the Class A Common Stock to which such individual or entity has the right to acquire beneficial ownership within sixty (60) days after March 31, 2008, including, but not limited to, through the exercise of options which are currently exercisable or which will become exercisable within such sixty (60)-day period; however, such Class A Common Stock will not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by Rule 13d-3(d)(1)(i) under the Exchange Act.
(3)

As disclosed on a Schedule 13G/A filed with the SEC on February 14, 2008, assuming no changes in beneficial ownership since such filing. According to such Schedule 13G/A, FMR Corp., may be deemed to beneficially own 43,142,876 shares of Class A Common Stock as a result of acting as investment advisor to various investment companies. FMR Corp. reports that it has sole power to vote or direct the vote of 2,310,696 shares and sole power to dispose or direct the disposition of 43,142,876 shares. As disclosed on such Schedule 13G/A, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary or FMR Corp., is the beneficial owner of 40,680,920 shares of our Class A Common Stock as a result of acting as investment advisor to various investment companies. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 40,680,920 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Strategic Advisers, Inc., a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, provides investment advisory services to individuals. As such, FMR Corp.’s beneficial ownership includes 3,104 shares, or 0.001%, of our Class A Common Stock outstanding, beneficially owned through Strategic Advisers, Inc. Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, serves as an investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning shares of our Class A Common Stock. PGALLC is the beneficial owner of 12,000 shares or 0.004% of our Class A Common Stock outstanding. Edward C. Johnson 3d and FMR Corp., through its control of PGALLC, each has sole dispositive power over 12,000 shares and sole power to vote or to direct the voting of 12,000 shares of Class A Common Stock owned by the institutional accounts or funds advised by PGALLC. Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Exchange Act, serves as investment manager of institutional accounts owning shares of our Class A Common Stock. PGATC is the beneficial owner of 711,266 shares or 0.245% of our Class A Common Stock outstanding. Edward C. Johnson 3d and FMR Corp., through its control of PGATC, each has sole dispositive power over 711,266 shares and sole power to vote or to direct the voting of 632,266 shares of Class A Common Stock owned by the institutional accounts managed by PGATC. Fidelity International Limited (“FIL”), and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under Section 240.13d-1(b)(1) pursuant to an SEC No-Action letter dated October 5, 2000, is the beneficial owner of 1,735,586 shares or 0.598% of our Class A Common Stock outstanding. A partnership controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR Corp. and FIL, or trusts for their benefit, owns shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FMR Corp. and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. FMR Corp. and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the Exchange Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d).

(4)	Represents 2,630,342 shares of Class A Common Stock underlying options which were exercisable as of March 31, 2008 or 60 days after such date. Excludes 225,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.
(5)	Includes 210,444 shares of Class A Common Stock owned of record and 832,500 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2008 or 60 days after such date. Excludes 264,593 shares of Class A Common Stock underlying options and performance stock units, which become exercisable or vest over time after such period.

(6)	Includes 17,405 shares of Class A Common Stock owned of record and 90,500 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2008 or 60 days after such date. Excludes 242,566 shares of Class A Common Stock underlying options and performance stock units, which become exercisable or vest over time after such period.
(7)	Represents 316,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2008 or 60 days after such date. Excludes 185,242 shares of Class A Common Stock underlying options and performance stock units, which become exercisable or vest over time after such period.
(8)	Includes 12,713 shares of Class A Common Stock owned of record and 172,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2008 or 60 days after such date. Excludes 141,553 shares of Class A Common Stock underlying options and performance stock units, which become exercisable or vest over time after such period.
(9)	There were no shares of Class A Common Stock owned of record or shares of Class A Common Stock subject to options which were exercisable as of March 31, 2008 or 60 days after such date. Excludes 25,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.
(10)	Includes 23,000 shares of Class A Common Stock owned of record and 80,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2008 or 60 days after such date. Excludes 20,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.
(11)	Includes 428,700 shares of Class A Common Stock owned of record and 120,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2008 or 60 days after such date. Excludes 20,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.
(12)	Includes 441,588 shares of Class A Common Stock owned of record and 100,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2008 or 60 days after such date. Excludes 20,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.
(13)	Represents 150,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2008 or 60 days after such date. Excludes 20,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.
(14)	Includes an aggregate of 1,133,850 shares of Class A Common Stock owned of record and 4,747,342 shares of Class A Common Stock underlying options granted to our Directors and executive officers which are exercisable as of March 31, 2008 or within 60 days after such date. Excludes 1,211,575 shares of Class A Common Stock underlying options and performance stock units granted to executive officers and Directors, which become exercisable over time after such period.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2007 there were no transactions or series of transactions between the Company and its directors, executive officers or 5% stockholders other than such matters disclosed herein under the captions “Executive Compensation” and “Election of Directors—Compensation of Directors.”

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors, executive officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program and Philosophy

The following Compensation Discussion and Analysis describes the material elements of compensation for our Named Executives who are identified in the 2007 Summary Compensation Table. The Named Executives are the individuals who serve as our President and Chief Executive Officer; Vice Chairman; Chief Financial and Operating Officer; Chief Operating Officer, Global Client Services; and President and Managing Director, Global Delivery.

The Compensation Committee of our Board of Directors oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our Named Executives. The Compensation Committee operates under a written charter adopted by our Board of Directors and is comprised entirely of independent, non-employee directors as determined in accordance with various NASDAQ Stock Market, SEC and Internal Revenue Code rules. The Compensation Committee has the authority to engage its own independent advisor to assist in carrying out its responsibilities under its charter.

The Compensation Committee has designed the executive compensation program for our Named Executives to meet the following objectives:

•	Ensure executive compensation is aligned with our corporate strategies and business objectives.

•

Condition a substantial portion of an executive officer’s compensation on both short-term and long-term performance that enhances stockholder value by linking rewards to measurable corporate and individual performance.

•	Reinforce the importance of meeting and exceeding identifiable and measurable goals through superior awards for superior performance.

•	Provide total direct compensation that is competitive in markets in which we compete for management talent in order to attract, retain and motivate the best possible executive talent.

•	Provide an incentive for long-term continued employment with our company.

•	Reinforce our desired culture and unique corporate environment by fostering a sense of ownership, urgency and overall entrepreneurial spirit.

Determination of Competitive Compensation and Engagement of Compensation Consultant

To achieve its objectives for our executive compensation program, the Compensation Committee evaluates our executive compensation program with the goal of setting compensation at levels the Committee believes are competitive with those of other growth technology companies that compete with us for executive talent and has periodically engaged an independent consultant to provide additional assurance that the Company’s executive compensation programs are reasonable and consistent with its objectives. The consultant reports directly to the Compensation Committee, periodically participates in committee meetings and advises the Compensation Committee with respect to compensation trends and best practices, plan design, and the reasonableness of individual compensation awards. Although the Compensation Committee reviews the compensation practices of our peer companies as described below, the Compensation Committee does not adhere to strict formulas or survey data to determine the mix of compensation elements. Instead, as described below, the Compensation Committee considers various factors in exercising its discretion to determine compensation, including the experience, responsibilities and performance of each Named Executive as well as the Company’s overall financial performance. This flexibility is particularly important in designing compensation arrangements to attract and retain executives in a highly-competitive, rapidly changing market.

In early 2007, the Compensation Committee engaged Watson Wyatt Worldwide, Inc. (“Watson Wyatt”) to evaluate the cash component of our executive compensation. The Compensation Committee had previously engaged Watson Wyatt in 2006 to review the equity component of our executive compensation and had engaged Pearl Meyer & Partners in 2002 to conduct a comprehensive review of the competitiveness of our executive compensation program generally. In 2007, Watson Wyatt benchmarked the cash component of our executive compensation against a group of similarly sized technology-related firms based on revenue and similarly sized technology-related firms based on headcount, including: Alliance Data Systems Corp., Autodesk Inc., Bearingpoint Inc., CACI International Inc., Ciber Inc., Fiserv Inc., Keane Inc., Micro Systems Inc., MPS Group Inc., Network Appliance Inc., Perot Systems Inc., SRA International Inc., Affiliated Computer Systems Inc., Automatic Data Processing Inc., DST Systems Inc., Hewitt Associates Inc., Sykes Enterprises Inc., and Unisys Inc.

The 2007 base salary increases to Messrs. D’Souza, Coburn, Chandrasekaran and Mehta described below under “Base Salary” were based in part on the Compensation Committee’s review of the benchmarks contained in the Watson Wyatt study at a high level to ensure that the Company’s total compensation is within a reasonably competitive range. The Compensation Committee, however, does not attempt to set compensation components to meet specific benchmarks because the Compensation Committee believes that excessive reliance on benchmarking is detrimental to stockholder interests because it can result in compensation that is unrelated to the value delivered by the Named Executives. In reviewing the benchmarks, the Compensation Committee observed that the cash compensation paid to our Named Executives was below market averages and decided that it was appropriate to increase base salaries to a reasonably competitive range which is still below market averages, but more in line with the cash compensation paid to executives performing similar functions for comparable companies with which we compete for talent. At his request, for 2007, Mr. Narayanan’s base salary remained unchanged and his annual non-equity incentive compensation was eliminated.

In addition, the Compensation Committee engaged Watson Wyatt again in latter part of 2007 to review all elements of executive compensation, benchmark such compensation in relation to other comparable companies with which we compete for executive talent and provide recommendations to ensure that our executive compensation program continues to enable us to attract and retain qualified executives through competitive compensation packages which will result in the attainment of our short-term and long-term strategic objectives. Watson Wyatt benchmarked our executive compensation against the same group of firms as it did in early 2007. The December 2007 performance-based stock unit grants to Messrs. D’Souza, Coburn, Chandrasekaran and Mehta described below under “Long-Term Incentives—Stock-Based Awards” were based in part on the recommendations of the Watson Wyatt study. In reviewing the recommendations of the Watson Wyatt study, the Compensation Committee determined it appropriate to establish a target compensation value that should be delivered to each Named Executive through long-term equity awards based on the factors discussed below in the section entitled “Long-Term Incentives—Stock-Based Awards.”

Components of Compensation

Our executive compensation program utilizes four primary components to achieve the foregoing objectives. These four components comprise an executive’s total direct compensation: base salary, non-equity incentive award for annual financial performance, cash bonus for special performance, and periodic stock-based awards. A major component of each Named Executive’s compensation historically has been tied to equity compensation in the form of stock options which derived their value from appreciation of the market price of our Class A Common Stock.

Base Salary

The Compensation Committee reviews the base salaries of our Named Executives on an annual basis. The primary objective of the base salary component of an executive’s total direct compensation is to provide financial stability and certainty through market competitive salary levels, recognizing experience, knowledge, skills, relative value and sustained contribution to our company. We make periodic adjustments to base salary based on individual performance and contributions, market trends, competitive position and our financial situation. For 2007, the Compensation Committee continued to advance its objective of moving away from large equity awards which were more typical during the initial phases of our company’s growth and bringing base salary closer to market comparables for base salary levels in effect for officers at companies with which we compete for executive management. Consideration was also given to relative responsibility, seniority, experience and performance of each individual Named Executive. No specific weight was assigned to any of the above criteria relative to the Named Executives’ compensation. In setting the base salary of the executive officers other than our Vice Chairman, the Compensation Committee also solicited evaluations from our Vice Chairman of their individual performance and considered such evaluations in making its recommendation for 2007 base salary increases. In addition, the base salaries are set to the location of our executives, with Messrs. Narayanan and Chandrasekaran based in India and Messrs. D’Souza, Coburn and Mehta based in the United States.

Based on this analysis, the base salaries of our Named Executives were increased in 2007 as follows:

Name	Date of Salary Increase	Salary Increase	New Salary Rate
Lakshmi Narayanan	1/1/2007	$0	$240,000	*
Francisco D’Souza	1/1/2007	$72,000	$432,000
Gordon Coburn	1/1/2007	$64,800	$388,800
Ramakrishnan Chandrasekaran	1/1/2007	$27,000	$135,000	*
Rajeev Mehta	1/1/2007	$80,000	$310,000

*	New base salary rate is inclusive of the Company’s matching contribution to the Indian Provident Fund. Such amount is included in the target in determining bonuses under the executive officer bonus program.

By setting base salaries at these levels, which the Compensation Committee believes are still below the 50th percentile for companies of similar size, value and complexity to our company today, the Compensation Committee continued its longstanding practice of tying the major portion of each executive officer’s total compensation package to our financial performance and stock price growth.

Annual Non-Equity Incentive

We have designed our annual non-equity incentive program to stimulate and support a high-performance environment by tying such incentive compensation to the attainment of organizational financial goals and by recognizing superior performance. The annual cash incentive bonuses are intended to compensate for the achievement of these goals. The Compensation Committee determines actual cash incentive bonuses after the end of the fiscal year based upon company performance.

The Compensation Committee believes that each Named Executive’s annual cash incentive bonus should be based upon the achievement of financial goals that are important to our stockholders. The Company and its Compensation Committee believe that our stockholders value and measure the performance of the Named Executives based principally on the growth of revenue, operating income and cash flow, and thus incentive targets based upon revenue (excluding the impact of 2007 acquisitions), operating income (excluding the impact of stock-based compensation and related stock-based Indian fringe benefit tax expense and 2007 acquisitions) and Days Sales Outstanding (DSO) are the most appropriate. Over the past several years, one of our principal goals has been to grow revenue at an industry-leading pace, while maintaining operating margin and DSO. The annual cash incentive bonus has been set in an effort to achieve this operating performance. We set annual incentive target levels for our Named Executives based on a percentage of their salary. For 2007, the applicable percentages were as follows:

Name	Percentage of Salary Payable at Target Award Level
Lakshmi Narayanan	N/A
Francisco D’Souza	70%
Gordon Coburn	70%
Ramakrishnan Chandrasekaran	70%
Rajeev Mehta	70%

The Compensation Committee determined the revenue, operating income and DSO targets for the 2007 fiscal year that would be used for each of the Named Executives at the time, and it also set a minimum and maximum threshold for each component of the annual incentive target as shown in the table below.

	Threshold	Target	Maximum
	(dollars in thousands)
Revenue	$1,963,405	$2,122,600	$2,281,795
Operating income	$382,864	$413,907	$444,950
Days sales outstanding	81	70	60
Payout as a percent of target	50%	100%	200%

In addition, the Compensation Committee determined that the weighting of the components of the annual cash incentive bonus target would be:

•	Achievement of revenue target—50%

•	Achievement of operating income target—40%

•	Achievement of DSO target—10%

Due to the high growth objectives set for the revenue and operating income components, there was substantial uncertainty at the time the Compensation Committee established the performance goals for 2007 as to the likelihood of the Company’s attainment of the targeted levels of performance. However, the Company has significantly exceeded the target level of attainment for the performance goals established in each of the four fiscal years prior to 2007.

The maximum amount a Named Executive can earn under the annual cash incentive bonus plan is 200% of the target bonus amount, and for performance below the threshold level, no bonus will be paid for a particular component. Based on the 2007 corporate performance against the metrics described above, the Compensation Committee approved the following annual bonus payments to the executive officers:

Name	2007 Bonus Award	Award as Percentage of Target Award Opportunity
Lakshmi Narayanan	N/A	N/A
Francisco D’Souza	$346,651	115%
Gordon Coburn	$311,986	115%
Ramakrishnan Chandrasekaran	$108,328	115%
Rajeev Mehta	$248,754	115%

Special Bonus

There were no special bonuses awarded in 2007.

Long-Term Incentives—Stock-Based Awards

We provide long-term incentive compensation through equity incentive awards. Traditionally, we have made such awards in the form of stock options that vest over multiple years. During 2007, our Compensation Committee shifted its strategy on the use of equity-based compensation to include performance-based stock units. The Compensation Committee currently plans to alternate between grants of stock options and performance-based stock units each year going forward. We believe that stock-based grants provide our executive officers with a strong incentive to manage the Company from the perspective of an owner with an equity stake in the long-term success of the business, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity grants should further our goal of executive retention, because this feature provides an incentive to our executive officers to remain in our employ during the vesting period.

Beginning in 2007, the Compensation Committee, based upon Watson Wyatt’s recommendation, began using performance-based stock units as part of our long-term incentive program. Such stock units will only vest upon the attainment of pre-established financial objectives measured over a period of one or more years. We believe that such performance-based stock units will be a valuable addition to our long-term incentive program for several reasons, including ongoing concerns over the dilutive effect of option grants on our outstanding shares, our desire to strengthen the link between pay and performance by tying the vesting of equity awards to financial measures that will promote stockholder value, and making such awards less subject to market volatility. There will also be a more direct correlation between the financial statement cost we must recognize for those awards and the value delivered to the recipients of those awards.

In considering the grants for the 2007 fiscal year, the Compensation Committee first established a target compensation value that it wants to deliver to the Named Executives through long-term equity awards. In doing so, the Compensation Committee took into account various factors, including the number of stock options that each of our executive officers had previously been awarded, the gains realized in connection with prior option grants and the number of vested and unvested options held by that individual, the base salary of the executive officer and the heavy weight placed on equity in the mix of total compensation, and the perceived retention value of the total compensation package in light of the competitive environment. The Compensation Committee also took into account the size of comparable awards made to individuals in similar positions within the industry, the scope, responsibility and business impact of the officer’s position, the individual’s potential for increased responsibility and promotion over the performance unit term, and the individual’s personal experience and performance in recent periods. Once the target value was established, the Compensation Committee determined the number of stock units by reference to the current value of the Company’s Class A Common Stock.

Based on the foregoing considerations, the Named Executives received the following performance-based stock unit awards in 2007:

Name	Date of Grant	Performance-based Stock Unit Awards
Lakshmi Narayanan	—	—
Francisco D’Souza	December 6, 2007	77,093
Gordon Coburn	December 6, 2007	55,066
Ramakrishnan Chandrasekaran	December 6, 2007	35,242
Rajeev Mehta	December 6, 2007	44,053

Such performance-based stock units were granted pursuant to the Company’s Incentive Plan. The table below sets forth the number of shares of Class A Common Stock under the performance-based stock units that will vest if (i) the Committee (as such term is defined in the Incentive Plan) determines that the annual net sales growth for the calendar year ending coincident with the relevant measurement date meets or exceeds the applicable targets for such year, and (ii) the participant remains employed by or continues to serve the Company, or any subsidiary thereof, as an employee, non-employee director, independent contractor or otherwise on December 31, 2010. The number of performance-based stock units that will vest for performance between the applicable threshold targets will be determined using straight-line interpolation, rounded down to the preceding whole number. The number of shares underlying the performance-based stock units was calculated using the closing price of a share of our Class A Common Stock on December 5, 2007, equal to $31.78 per share.

Measurement Date	Number of Shares	Calendar Year Annual Net Sales Growth (%)
December 31, 2008	150% of 1/3 Grant	50%
	100% of 1/3 Grant	42.5%
	50% of 1/3 Grant	35%
	0	less than 35%

December 31, 2009	150% of 1/3 Grant	47.5%
	100% of 1/3 Grant	37.5%
	50% of 1/3 Grant	27.5%
	0	less than 27.5%

December 31, 2010	150% of 1/3 Grant	45%
	100% of 1/3 Grant	32.5%
	50% of 1/3 Grant	20%
	0	less than 20%

Supplemental Retirement Programs

We do not have any non-qualified deferred compensation programs, pension plans or supplemental executive retirement plans for our executive officers, except for Mr. Coburn. We established a non-qualified deferred compensation program for Mr. Coburn in order to provide him with the equivalent economic value of the retirement plan in which he participated in while we were majority-owned by IMS Health. Accordingly, Mr. Coburn is entitled to an annual company contribution equal to 6% of his base salary and earned annual performance bonus.

Broad-Based Programs

Our U.S.-based executive officers are eligible to participate in our broad-based medical, dental and vision insurance, life and accidental death insurance, and 401(k) employee savings plan and our employee stock purchase plan on the same basis as all other regular employees. Under the 401(k) savings plan, we match employee contributions at the rate of 50% for each dollar contributed during each pay period, up to the first 6% of the amount contributed during each pay period. The matching contributions immediately vest. The 401(k) savings plan and other generally available benefit programs allow us to remain competitive for employee talent.

Our India-based executive officers are eligible to participate in our broad-based medical, dental and vision insurance, life and accidental death insurance, and in the India Provident Fund and India Gratuity Plan, which are statutory benefit programs, on the same basis as all other regular employees. Under the India Provident Fund, we make a matching contribution equal to 12% of the employee’s “basic” salary, which is a component of the employee’s total salary. This contribution immediately vests. The India Gratuity Plan provides for a lump-sum payment, based on number of years of service, to an employee upon termination of employment from the Company.

We believe that the availability of the aforementioned broad-based benefit programs generally enhances employee morale and loyalty.

Perquisites

We seek to maintain an egalitarian culture in our facilities and operations. The Company’s philosophy is to provide a minimum of personal benefits perquisites to its executives and generally only when such benefits have a business purpose.

We incur expenses to ensure that our employees, including our executive officers, are accessible to us and our customers at all times and to promote our commitment to provide our employees and executives with the necessary resources and items of technology to allow them to operate “around the clock” in a “virtual office” environment. However, we do not view these expenses as executive perquisites because they are essential to the efficient performance of their duties and are comparable to the benefits provided to a broad-based group of our employees. In addition, if an immediate family member accompanies an executive to attend a business function at which such family member is generally expected to attend, the Company reimburses the executive for the related travel expenses. Each of the Named Executives receives a perquisite in the form of an annual physical exam.

Equity Grant Practices

The Compensation Committee or the Board of Directors approves the stock option grants at its regularly scheduled meetings or by written consent. Grants approved during a regularly scheduled meeting become effective on the date of the meeting. Grants approved by unanimous written consent become effective as of the date the Company is in receipt of all signed consents. In addition, our Board of Directors has authorized an executive committee of company management, comprised of Messrs. Narayanan, D’Souza and Coburn to issue options to newly hired and existing employees in accordance with the Company’s policy governing the grant of stock options which is detailed below.

The Compensation Committee or the Board of Directors approves performance-based stock unit grants at its regularly scheduled meetings or by written consent. Grants approved during a regularly scheduled meeting become effective on the date of the meeting. Grants approved by unanimous written consent become effective as of the date the Company is in receipt of all signed consents. The grant of performance-based stock units to executives in December 2007 were made in accordance with the timing requirements of the Company’s written policy governing the grant of stock options described below, meaning the grants were made outside of the Company’s earning black-out periods. The Board of Directors intends to continue to comply with such timing policy with respect to all future grants of performance-based stock units to employees of the Company. Accordingly, it is the intention of the Board of Directors to grant no performance-based stock units to employees of the Company on a date that falls within one of the Company’s earnings black-out periods (period beginning fifteen days prior to the end of each fiscal quarter (i.e., March 31, June 30, September 30 and December 31) and ending with and including the second business day following the quarterly announcement of the earnings of the Company for such quarter).

The Compensation Committee does not engage in any market timing of the equity awards made to the executive officers or other award recipients. There is no established practice of timing our awards in advance of the release of favorable financial results or adjusting the award date in connection with the release of unfavorable financial developments affecting our business. It is our intent that all stock option grants, whether made by the Compensation Committee or a committee of our executive officers to whom the Board delegates authority to make option grants in accordance with the policy (the “Executive Committee”), have an exercise price per share equal to the fair market value of our Class A Common Stock based on the closing market price per share on the grant date.

The Company has a written policy governing the grant of stock options. The policy applies equally to grants of stock options to executives and other employees. The policy provides, among other things, that:

•

Stock option grants may be made by the Executive Committee, the Board of Directors or the Compensation Committee, provided the Executive Committee shall not grant options to any of its members or to any employee subject to Section 16 reporting as defined by the SEC that are not members of the Executive Committee;

•

The exercise price of each stock option shall not be less than 100 percent of the fair market value of our Class A Common Stock on the date of grant based on the closing market price per share on such date;

•

Stock options granted by the Executive Committee must be within the guidelines set forth in the policy and may only be granted on the fourteenth (14th) day of a calendar month or, if the fourteenth (14th) day is a day that the Class A Common Stock is not publicly traded, then on the last preceding trading date. The grants are reported to the Board at its next regularly scheduled meeting;

•

Except for grants to non-employee members of the Board (which shall only be issued with a grant date coincident with the date of the Company’s Annual Meeting of Stockholders or, with respect to the initial grant made to a non-employee Board member who is first elected or appointed to the Board other than at the Annual Meeting, the date of his or her initial election or appointment to the Board), no stock options shall be granted on a date that falls within one of the Company’s earnings black-out periods (period beginning fifteen days prior to the end of each fiscal quarter (i.e., March 31, June 30, September 30 and December 31) and ending with and including the second business day following the quarterly announcement of the earnings of the Company for such quarter);

•

No stock options shall be granted by the Executive Committee to one individual that collectively exceed 10,000 shares (subject to certain adjustments provided for under the policy) during any rolling twelve month period without approval by the Board or the Compensation Committee;

•

No stock option grant by the Executive Committee shall have a term in excess of ten years; a vesting schedule other than twenty-five (25) percent per year over a four-year period measured from the grant date; or contain terms other than those specified in the applicable plan document; and

•

All option grants to employees subject to Section 16 reporting as defined by the SEC shall be made by the Compensation Committee comprised solely of two or more “outside directors” as determined under Internal Revenue Code Section 162(m) and the applicable Treasury Regulations (or by the Board so long as (i) any member of the Board that does not so qualify as such an outside director recuses himself or herself, and (ii) any such grant is made by two or more members of the Board who do qualify as such outside directors).

Ongoing and Post-Employment Compensation

The Company recognizes that a change of control can create uncertainty for its employees that may result in loss or distraction of executives during a critical period. As a result, we have entered into a Severance and Noncompetition Agreement (collectively, the “Severance and Noncompetition Agreements”) with each of the Named Executives under which certain payments and benefits would be provided should the executive officer’s employment terminate under certain circumstances, including in connection with a change in control. Under these agreements, other than in the case of a termination for cause, the Named Executive will receive his then-current base salary for the one-year period commencing on the effective date of such termination and his full bonus for the year in which the termination occurs (assuming achievement of 100% of applicable performance targets), payable, in each case, in the same amounts and at the same time intervals as the base salary and bonus would otherwise have been paid prior to such termination. In addition, such agreements provide that all options held by the Named Executive will vest in full immediately upon a change of control. Pursuant to such agreements, each Named Executive has agreed not to engage in any competitive business in any capacity for one year following termination of employment and not to solicit any of our employees to leave our employ within the one-year period following termination of employment. Our executive officers are also bound by confidentiality covenants that protect our confidential information and business. We believe that the Severance and Noncompetition Agreements continue to achieve two important goals crucial to our long-term financial success, namely, the long-term retention of our senior executives and their commitment to the attainment of our strategic objectives. These agreements will allow our participating executive officers to continue to focus their attention on our business operations and strategic plans without undue concern over their own financial situations during periods when substantial disruptions and distractions might otherwise prevail. We believe that these severance packages are also fair and reasonable in light of the years of service our executive officers have rendered us (average tenure of over 10 years), the level of dedication and commitment they have rendered us over that period, the contribution they have made to our growth and financial success and the value we expect to receive from retaining their services, including during challenging transition periods following a change in control.

None of the Named Executives are entitled to any tax gross-up payments with respect to the tax liability they incur with respect to such severance benefits, including the absence of any tax gross-up with respect to any payment deemed to be parachute payment under Internal Revenue Code Section 280G.

The material terms of the Named Executive’s compensation are described below in the section of the proxy statement entitled “Potential Payments upon Termination or Change in Control” on page 36.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation’s executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to the Company’s executive officers for the 2007 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the executive officers for fiscal 2008 will exceed that limit. However, the Compensation Committee believes it is important to maintain incentive compensation at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation. Accordingly, the Compensation Committee may provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash bonus programs tied to the Company’s financial performance or future equity awards other than in the form of stock options, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. In establishing such cash and equity incentive compensation programs for the Company’s executive officers, the Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor.

Role of Executive Officers in Determining Executive Compensation

Our Vice Chairman and our President and Chief Executive Officer, aided by our finance department, provided statistical data and made recommendations to the Compensation Committee to assist it in determining 2007 compensation levels. In addition, our Vice Chairman provided the Compensation Committee with a detailed review of the performance of the other executive officers and made recommendations to the Compensation Committee with respect to the compensation packages for those officers for the 2007 fiscal year. While the Compensation Committee utilized this information and valued management’s observations with regard to compensation, the ultimate decisions regarding executive compensation were made by the Compensation Committee.

* * * * *

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, the Exchange Act, except to the extent that Cognizant Technology Solutions Corporation specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

The Compensation Committee is responsible for evaluating and approving the compensation for the executive officers. Management has primary responsibility for our Company’s financial statements and reporting process, including the disclosure of executive compensation. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. The Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly represents the objectives and actions of the Compensation Committee. The Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

By the Compensation Committee of the Board of

Directors of Cognizant Technology Solutions Corporation.

John N. Fox, Jr.

John E. Klein

Robert E. Weissman

EXECUTIVE COMPENSATION TABLES

2007 Summary Compensation Table

The following 2007 Summary Compensation Table provides certain summary information concerning the compensation earned for services rendered in all capacities to us and our subsidiaries for the year ended December 31, 2007 by our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers whose total compensation for the 2007 year was in excess of $100,000 and who were serving as executive officers at the end of the 2007 fiscal year (collectively, the “Named Executives”). No other executive officers who would have otherwise been includable in such table on the basis of total compensation for the 2007 fiscal year have been excluded by reason of their termination of employment or change in executive status during that year.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards(1) ($) (e)	Option Awards(1) ($) (f)	Non-Equity Incentive Plan Compensation(2) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)		All Other Compensation ($) (i)		Total ($) (j)
Lakshmi Narayanan	2007	$234,515	—	—	$1,105,035	—	$8,887	(3)	$5,485	(5)	$1,353,922
Vice Chairman	2006	$235,103	—	—	$937,831	$327,680	$2,903	(3)	$4,897	(5)	$1,508,414

Francisco D’Souza	2007	$432,000	—	$66,175	$925,307	$346,651	—		$7,750	(6)	$1,777,883
President and Chief Executive Officer	2006	$360,000	—	—	$834,862	$491,520	—		$7,500	(6)	$1,693,882

Gordon J. Coburn	2007	$388,800	—	$47,267	$918,034	$311,986	$6,204	(4)	$49,797	(7)	$1,722,088
Chief Financial and Operating Officer and Treasurer	2006	$324,000	—	—	$747,585	$442,368	$19,544	(4)	$53,482	(7)	$1,586,979

Ramakrishnan Chandrasekaran	2007	$130,612	—	$19,964	$798,249	$108,328	$7,018	(3)	$4,388	(5)	$1,068,559
President and Managing Director, Global Delivery	2006	$104,083	$20,970	—	$391,127	$147,456	$3,621	(3)	$3,917	(5)	$671,174

Rajeev Mehta	2007	$310,000	—	$37,814	$769,401	$248,754	—		$4,041	(6)	$1,370,010
Chief Operating Officer, Global Client Services	2006	$230,000	$43,708	—	$380,106	$302,324	—		$3,000	(6)	$959,138

(1)	Represents the compensation cost recognized for financial statement reporting purposes, in accordance with SFAS 123R, with respect to the stock-based awards granted in 2007 and in earlier years. The reported dollar amounts do not take into account any estimated forfeitures related to service-based vesting conditions. None of the Named Executives forfeited any option awards during the 2007 or 2006 fiscal years. For information regarding assumptions underlying the SFAS 123R valuation of equity awards, see Note 10 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.
(2)	Amounts shown in this column represent bonuses earned for each respective fiscal year under our officer annual non-equity incentive bonus program.
(3)	Amount represents the increase in the value during the respective year of the post-employment benefit payable under the India Gratuity Plan to Messrs. Narayanan and Chandrasekaran.
(4)	Amount represents investment earnings on Mr. Coburn’s nonqualified deferred compensation account. The earnings correspond to the actual market earnings on a select group of investment funds utilized to track the notional investment return on the account balance for the respective fiscal year. The Company has not made any determination as to which portion of such earnings may be considered above market for purposes of column (h) of this table and has elected to report the entire amount of such earnings.
(5)	Represents an Indian Provident Fund matching contribution.
(6)	Represents a 401(k) plan matching contribution.
(7)	For 2007, includes (i) a 401(k) plan matching contribution in the amount of $7,750, and (ii) a contribution in the amount of $42,047 which the Company is required to make to the non-qualified deferred compensation account maintained for the Named Executive. For 2006, includes (i) a 401(k) plan matching contribution in the amount of $7,500, and (ii) a contribution in the amount of $45,982 which the Company is required to make to the non-qualified deferred compensation account maintained for the Named Executive.

2007 Grants of Plan-Based Awards Table

The following table provides certain summary information concerning each grant of an award made to a Named Executive in the 2007 fiscal year under a compensation plan.

		Potential Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(2) (#) (i)	All Other Option Awards: Number of Securities Under- lying Options (#) (j)	Exercise or Base Price of Option Awards ($/SH) (k)	Grant Date Fair Value of Equity Awards(3) ($) (l)
Name (a)	Grant Date (b)	Thres- hold ($) (c)	Target ($) (d)	Maximum ($) (e)	Thres- hold (#) (f)	Target (#) (g)	Maximum (#) (h)
Lakshmi Narayanan	—	—	—	—	—	—	—	—	—	—	—

Francisco D’Souza	7/18/2007	$151,200	$302,400	$604,800	—	—	—	—	—	—	—
	12/06/2007	—	—	—	—	—	—	77,093	—	—	$2,448,474

Gordon J. Coburn	7/18/2007	$136,080	$272,160	$544,320	—	—	—	—	—	—	—
	12/06/2007	—	—	—	—	—	—	55,066	—	—	$1,748,896

Ramakrishnan Chandrasekaran	7/18/2007	$47,250	$94,500	$189,000	—	—	—	—	—	—	—
	12/06/2007	—	—	—	—	—	—	35,242	—	—	$738,672

Rajeev Mehta	7/18/2007	$108,500	$217,000	$434,000	—	—	—	—	—	—	—
	12/06/2007	—	—	—	—	—	—	44,053	—	—	$1,399,123

(1)	Represents the range of performance bonuses that can be earned by the Named Executive if the minimum threshold, target and maximum performance targets are achieved. The bonus is prorated if performance levels are achieved between the threshold and target levels or between the target and maximum levels. Performance below the minimum threshold results in no bonus payout to the Named Executive. The methodology and performance criteria applied in determining these potential bonus amounts are discussed under “Compensation Discussion and Analysis—Annual Non-Equity Incentive” on page 25 of this proxy statement. The actual cash bonus paid to each Named Executive for his 2007 performance is reported as Non-Equity Incentive Plan Compensation above in the 2007 Summary Compensation Table. In each case, the Named Executive received a bonus in excess of his target amount based on 2007 performance.
(2)	A description of the terms of the stock performance units is disclosed under “Compensation Discussion and Analysis—Long-Term Incentives—Stock-Based Awards” on page 26 of this proxy statement.
(3)	Represents the grant date fair value under SFAS 123R of performance stock units awarded in 2007. For information regarding assumptions underlying the SFAS 123R valuation of equity awards, see Note 10 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End 2007 Table

The following table provides certain summary information concerning outstanding equity awards held by the Named Executives as of December 31, 2007. All share numbers have been adjusted to reflect a two-for-one stock split that occurred on October 16, 2007.

	Option Awards(1)					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexer- cisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Stock That Have Not Vested(2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested ($) (j)
Lakshmi Narayanan	218,702	—	—	$1.02	05/13/2009	—	—	—	—
	356,640	—	—	$1.02	05/13/2009	—	—	—	—
	960,000	—	—	$2.36	03/28/2011	—	—	—	—
	1,020,000	—	—	$5.06	02/04/2013	—	—	—	—
	75,000	225,000	—	$33.71	08/06/2016	—	—	—	—

Francisco D’Souza	770,000	—	—	$5.06	02/04/2013	77,093	$2,616,536	—	—
	62,500	187,500	—	$33.71	08/06/2016	—	—	—	—

Gordon J. Coburn	28,000	—	—	$5.06	02/04/2013	55,066	$1,868,940	—	—
	62,500	187,500	—	$33.71	08/06/2016	—	—	—	—

Ramakrishnan Chandrasekaran	6,000	—	—	$1.03	08/05/2009	35,242	$1,196,113	—	—
	180,000	—	—	$2.88	02/03/2012	—	—	—	—
	60,000	20,000	—	$11.44	03/03/2014	—	—	—	—
	50,000	150,000	—	$33.71	08/06/2016	—	—	—	—

Rajeev Mehta	24,000	—	—	$5.06	02/04/2013	44,053	$1,495,159	—	—
	3,000	—	—	$5.81	03/04/2013	—	—	—	—
	50,000	50,000	—	$11.44	03/03/2014	—	—	—	—
	7,500	15,000	—	$21.75	05/16/2015	—	—	—	—
	30,000	90,000	—	$40.33	12/13/2016	—	—	—	—

(1)	Each stock option grant included in this table has a term of 10 years measured from the grant date and vests ratably, 25% per year, during the first four years of service with the Company measured from such grant date except for: (i) the option for 218,702 shares granted to Mr. Narayanan on May 14, 1999 that vests 16.7%, 16.7%, 33.3% and 33.3% during the first four years of the stock option term; and (ii) the option for 960,000 shares granted to Mr. Narayanan on March 29, 2001 which has a vesting schedule of 20%, 20%, 30% and 30% during the first four years of the stock option term. Each option will vest in full on an accelerated basis upon certain changes in control of the Company.
(2)	The performance stock units were granted to the Named Executive officers on December 6, 2007 and vest on December 31, 2010. A description of the terms of the stock performance units is disclosed under “Compensation Discussion and Analysis—Long-Term Incentives—Stock-Based Awards” on page 26 of this proxy statement. Market value was determined based on a closing price of a share of our Class A Common Stock of $33.94 as of December 31, 2007.

2007 Option Exercises and Stock Vested Table

The following Option Exercises and Stock Vested table provides additional information about the value realized by the Named Executives on option award exercises and stock award vesting during the year ended December 31, 2007. All share numbers have been adjusted to reflect a two-for-one stock split that occurred on October 16, 2007.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Lakshmi Narayanan	337,276	$15,188,891	—	—
Francisco D’Souza	70,000	$2,935,975	—	—
Gordon J. Coburn	170,000	$7,098,571	—	—
Ramakrishnan Chandrasekaran	159,000	$6,623,246	—	—
Rajeev Mehta	155,500	$5,222,060	—	—

Potential Payments upon Termination or Change in Control

No Named Executive has an employment agreement that provides a specific term of employment. Accordingly, the employment of each Named Executive may be terminated at any time at the discretion of our Board of Directors.

We have entered into a Severance and Noncompetition Agreement with each of the Named Executives and we have entered into stock option agreements pursuant to the Incentive Plan with each of our Named Executives, except for Mr. Mehta and Mr. Chandrasekaran (collectively, the “Stock Option Agreements”), that provide certain benefits upon the termination of their employment under certain prescribed circumstances. Those agreements are summarized as follows:

Severance and Noncompetition Agreements with Francisco D’Souza, Gordon Coburn, Lakshmi Narayanan, Rajeev Mehta and Ramakrishnan Chandrasekaran. Under the Severance and Noncompetition Agreement, if we terminate a Named Executive’s employment without cause (a “qualifying termination”), we will pay such individual his then-current base salary for the one-year period commencing on the effective date of such termination and his full bonus for the year in which the termination occurs (assuming achievement of 100% of applicable performance targets), payable, in each case, in the same amounts and at the same time intervals as the base salary and bonus would otherwise have been paid in the absence of such termination.

Under the Severance and Noncompetition Agreement, “cause” is generally defined to include: (i) willful malfeasance or willful misconduct by the Named Executive in connection with his employment, (ii) continuing failure to perform such duties as are requested by the Board of Directors, (iii) failure by the Named Executive to observe material policies of the Company applicable to him or (iv) the commission by the employee of (x) any felony or (y) any misdemeanor involving moral turpitude.

The Severance and Noncompetition Agreement also provides that in the event of a change in control, all of the Named Executive’s options to purchase Class A Common Stock of the Company then held by him will immediately vest in full without regard to the vesting provisions thereof and will immediately be exercisable for the full number of shares of Class A Common Stock subject to such options.

Pursuant to the Severance and Noncompetition Agreement, a “change in control” (as defined by the Company’s Key Employees’ Stock Option Plan) is generally defined as one of the following: (i) any person (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) any subsidiaries of the Company, or (D) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then-outstanding securities; (ii) during any period of 24 months, individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a person who has entered into an agreement with the Company to effect a certain transactions, (B) a director nominated by any person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a change in control or (C) a director nominated by any person who is the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s securities) whose election by the Board or nomination for election by the Company’s stockholders is or was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; (iii) the stockholders of the Company approve any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (B) after which no person holds 35% or more of the combined voting power of the then-outstanding securities of the Company or such surviving entity; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Stock Option Agreements with Francisco D’Souza, Gordon Coburn and Lakshmi Narayanan for grants issued in 2001 and 2003. Except to the extent provided in any employment agreement or severance agreement between the Named Executive and the Company, the provisions of the Stock Option Agreements will apply to such individual’s stock options upon a termination of his employment with the Company. Under the Stock Option Agreements for grants issued in 2001 and 2003, if we terminate a Named Executive’s employment for cause, all his unvested options will be cancelled and options that are vested and exercisable may be exercised in whole or in part at any time prior to the earlier of the expiration date and the date 90 days after the termination date. The definition of “cause” under the Stock Option Agreements is substantially the same as the definition described above for the Severance and Noncompetition Agreement. Under the Stock Option Agreements, the “expiration date” is ten years after the grant date.

If a Named Executive’s employment is terminated by reason of death or disability, all his options will become immediately vested and will be exercisable in whole or in part at any time prior to the earlier of the expiration date and the date one year after the termination date. The Stock Option Agreements defined “disability” as the inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in Section 22(e) (3) of the Internal Revenue Code of 1986, as amended (or any successor section thereto).

If a Named Executive’s employment is terminated due to retirement, all options will become immediately vested and will be exercisable in whole or in part at any time prior to the earlier of the expiration date and the date three years after the termination date. For the Stock Option Agreements for grants issued in 2001 and 2003 with Messrs. D’Souza and Coburn, the definition of “retirement” is defined as such individual’s termination after reaching 55 years of age. However, for the Stock Option Agreements with Mr. Narayanan for grants issued in 2001 and 2003, the definition of “retirement” is defined as his termination after reaching 55 years of age, or termination by the Company without cause after reaching 50 years of age and 5 years of service with the Company.

If a Named Executive’s employment is terminated for any reason other than for cause, death or disability or retirement, then all his options that are unvested will be cancelled and options that are vested and exercisable may be exercised in whole or in part at any time prior to the earlier of the expiration date and the date 12 months after the termination date.

Calculation of Potential Payments upon Termination or Change in Control

The following table shows potential payments to our Named Executives under their existing employment agreements for various scenarios involving a change in control or termination of employment of each of our Named Executives, assuming a December 31, 2007 termination date and, where applicable, using the closing price of our Class A Common Stock of $33.94 (as reported on the NASDAQ Stock Market as of December 31, 2007).

Name	Trigger	Salary and Bonus	Value of Option Acceleration/ Extension	Total Value
Lakshmi Narayanan	Qualifying Termination(1)	$240,000	$724,800	$946,800
	Change in Control(2)	—	$52,875	$52,875
	Death or Disability	—	—	—
	Retirement(3)	—	$724,800	$724,800
	Termination for Other Reasons(4)	—	$724,800	$724,800

Francisco D’Souza	Qualifying Termination(1)	$734,400	—	$734,400
	Change in Control(2)	—	$44,063	$44,063
	Death or Disability	—	—	—
	Retirement	—	—	—
	Termination for Other Reasons(4)	—	$61,600	$61,600

Gordon J. Coburn	Qualifying Termination(1)	$660,960	—	$660,960
	Change in Control(2)	—	$44,063	$44,063
	Death or Disability	—	—	—
	Retirement	—	—	—
	Termination for Other Reasons(4)	—	$2,240	$2,240

Ramakrishnan Chandrasekaran	Qualifying Termination(1)	$229,500	—	$229,500
	Change in Control(2)	—	$485,200	$485,200
	Death or Disability	—	—	—
	Retirement	—	—	—
	Termination for Other Reasons	—	—	—

Rajeev Mehta	Qualifying Termination(1)	$527,000	—	$527,000
	Change in Control(2)	—	$1,307,800	$1,307,800
	Death or Disability	—	—	—
	Retirement	—	—	—
	Termination for Other Reasons	—	—	—

While we believe that the amounts shown above and the assumptions upon which they are based provide reasonable estimates of the amounts that would have been due to the Named Executives in the event that any of the circumstances described above had occurred on December 31, 2007, the actual amounts due to the Named Executives upon a triggering event will depend upon the actual circumstances and the then applicable provisions of the Severance and Noncompetition Agreements, Stock Option Agreements and the Incentive Plan.

(1)	Represents one year’s additional salary based on the salary earned by such Named Executive in 2007 and bonus payout at 100% of the 2007 target. In addition, for Mr. Narayanan, the amount shown represents the value of the extension of the option term of all outstanding options at December 31, 2007 that were granted in 2001 and 2003 for Mr. Narayanan from 90 days to three years estimated by using the Black—Scholes option pricing model, in accordance with the provisions of SFAS 123R.
(2)

Represents the aggregate intrinsic value of the accelerated vesting of the Named Executive’s unvested stock options. The amounts shown are based solely on the intrinsic value of the accelerated stock options in connection with a change in control without a qualifying termination or termination upon death or disability.

Intrinsic value is calculated by multiplying (i) the amount by which the fair market value of our Class A Common Stock on December 31, 2007 of $33.94 exceeds the applicable exercise price by (ii) the assumed number of option shares vesting on an accelerated basis on December 31, 2007.

(3)	The amount shown represents the value of the extension of the option term of all outstanding options at December 31, 2007 for the Named Executive from 90 days to three years estimated by using the Black—Scholes option pricing model, in accordance with the provisions of SFAS 123R.
(4)	The amount shown represents the fair value estimated by using the Black-Scholes option pricing model in accordance with the provisions of SFAS 123R, of the extension of the term from 90 days to one year of any outstanding and vested 2001 and 2003 stock option grants to the Named Executive. If Mr. Narayanan is terminated for other reasons, he will be entitled to the same benefits as stated for retirement because he has attained 50 years of age and completed five years with the Company.

In addition to the foregoing amounts indicated in the above table, Messrs. Narayanan and Chandrasekaran will each be entitled to the post-employment lump sum payment provided under the Indian Gratuity Plan, as described in the section below entitled “2007 Pension Benefits Table.” Mr. Coburn will also be entitled to the balance of his non-qualified deferred compensation account, as described in the section below entitled “2007 Non-Qualified Deferred Compensation Table”, which appears on page 40 of this proxy statement.

2007 Pension Benefits Table

The following table sets forth, for the India Gratuity Plan, the number of years of service credited to the Named Executive under the plan, the value of the benefit payable to the Named Executive if his employment was terminated as of December 31, 2007, and the dollar amount of any payments and benefits paid to the Named Executive during our last completed fiscal year.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (f)
Lakshmi Narayanan	Indian Gratuity Plan	13.57	$51,678	—

Francisco D’Souza	N/A	—	—	—

Gordon J. Coburn	N/A	—	—	—

Ramakrishnan Chandrasekaran	Indian Gratuity Plan	13.09	$39,890	—

Rajeev Mehta	N/A	—	—	—

Under the Indian Gratuity Plan, Messrs. Narayanan and Chandrasekaran will each become entitled to a lump sum payment upon his termination of employment with the Company. The actual dollar amount of such payment will be determined by multiplying the number of years of service with the Company by a defined percentage of such Named Executive’s final monthly rate of salary.

2007 Non-Qualified Deferred Compensation Table

The following table sets forth information with respect to the non-qualified deferred compensation arrangements in effect for the Named Executives.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)		Aggregate Earnings in Last FY ($) (d)		Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Lakshmi Narayanan	—	—		—		—	—

Francisco D’Souza	—	—		—		—	—

Gordon J. Coburn	—	$42,047	(1)	$6,204	(2)	—	$231,015	(3)

Ramakrishnan Chandrasekaran	—	—		—		—	—

Rajeev Mehta	—	—		—		—	—

(1)	This amount is included in the “All Other Compensation” column of the 2007 Summary Compensation Table on page 33 of this proxy statement.
(2)	This amount is included in “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the 2007 Summary Compensation Table on page 33 of this proxy statement. The amount corresponds to the actual market earnings on a select group of investment funds utilized to track the notional investment return of the account balance for the 2007 fiscal year. The investment funds so utilized and actual 2007 earning (loss) attributable to each fund were as follows:

Investment Fund	Earnings Attributable to such Fund
Mass Mutual Select Focused Value	$(11)
Mass Mutual Select Mid Cap Growth Equity II A	$6,215

(3)	Includes the amounts reported in columns (c) and (d) of this table.

The Company has established this non-qualified deferred compensation arrangement for Mr. Coburn to serve as the economic equivalent of the retirement plan in which he participated while the Company was majority owned by IMS Health. Pursuant to such arrangement, the Company will credit Mr. Coburn’s deferred compensation account with an annual contribution in a dollar amount equal to 6% of his base salary and earned bonus for the year. Mr. Coburn can select from the 16 investment funds sponsored by Mass Mutual available to the plan to serve as the measures of the investment return on his account for each year. Mr. Coburn may change his investment elections up to six times per year. The account balance will become due and payable upon the occurrence of any of the following distributable events: (i) retirement at 55 years of age—payable six months following retirement in either a lump sum or 10 annual installments as elected by Mr. Coburn per plan provisions; (ii) termination of employment—payable in a lump sum six months following termination of employment; (iii) death or disability—immediate lump sum payment; and (iv) unforeseen emergency, as defined by IRC 409A—payable in a lump sum.

Equity Compensation Plan Information

The following table provides information as of December 31, 2007 with respect to the shares of our Class A Common Stock that may be issued under our existing equity compensation plans. We have four equity compensation plans, each of which has been approved by our stockholders: (1) Incentive Plan; (2) Director Plan; (3) the Key Employees Stock Option Plan; and (4) the 2004 Employee Stock Purchase Plan. For additional information on our equity compensation plans, please see Note 10 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. All share numbers have been adjusted to reflect a two-for-one stock split that occurred on October 16, 2007.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	Number of Securities Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans that have been approved by security holders — stock options (1)	26,766,224	(2)	$14.91	8,901,898	(3)
Equity compensation plans that have been approved by security holders — performance stock units(4)	1,058,257		N/A	—
Equity compensation plans not approved by security holders	—		N/A	—

Total	27,824,481			8,901,898

(1)	Consists of the Incentive Plan, the Director Plan, the Key Employees’ Stock Option Plan and the 2004 Employee Stock Purchase Plan.
(2)	Excludes purchase rights outstanding under the 2004 Employee Stock Purchase Plan. Under such plan, employees may purchase up to $25,000 worth of stock annually at price per share equal to 90% of the lower of the fair market value per share on the first day of the purchase period or the fair market value per share on the last day of the purchase period.
(3)	Includes 5,704,112 shares of Class A Common Stock available for future issuance under the Incentive Plan, 8,000 shares of Class A Common Stock under the Director Plan and 3,189,786 shares of Class A Common Stock issuable under the 2004 Employee Stock Purchase Plan.
(4)	Consists of 1,058,257 shares that are issuable to holders of performance stock units, granted pursuant to the Incentive Plan, upon the achievement of the maximum performance and vesting criteria.

As of March 31, 2008, there were a total of 26,278,182 stock options and 1,058,257 performance stock units outstanding and 5,672,884 shares of Class A Common Stock available for future issuances under our stock-based plans (5,664,884 shares of Class A Common Stock are available for future issuances under our Incentive Plan and 8,000 shares of Class A Common Stock are available for future issuances under our Director Plan). The weighted average exercise price and weighted average term of the stock options outstanding as of March 31, 2008, were $15.09 and 5.73 years, respectively. In addition, as of March 31, 2008, there were 288,820,548 shares of Class A Common Stock issued and outstanding and 2,887,924 shares of Class A Common Stock available for future issuances under our 2004 Employee Stock Purchase Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised of Messrs. Fox, Klein and Weissman. No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries.

None of our executive officers serve as members of the board of directors or compensation committee of any entity which has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has furnished the following report:

To the Board of Directors of Cognizant Technology Solutions Corporation:

The Audit Committee of the Board of Directors is currently composed of three members and acts under a written charter first adopted and approved on May 17, 2000. The current Audit Committee charter is available in the “About Us” section of the Company’s Web site located at www.cognizant.com. The members of the Audit Committee are independent Directors, as defined in its charter and the rules of the NASDAQ Stock Market. The Audit Committee held seven meetings during 2007.

Management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The Company’s independent registered public accounting firm is responsible for performing an independent integrated audit of the Company’s annual financial statements and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee is responsible for providing independent, objective oversight of these processes.

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2007 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standard (SAS) 61 (Communication with Audit Committees), as amended. SAS 61 requires the Company’s independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•

the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of the Company’s independent registered public accounting firm regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Company’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that, in the auditor’s professional opinion, may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Cognizant. The Audit Committee also considered whether the independent registered public accounting firm’s provision of certain other non-audit related services to the Company is compatible with maintaining such firm’s independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

By the Audit Committee of the Board of Directors of Cognizant Technology Solutions Corporation

Robert W. Howe
John E. Klein
Thomas M. Wendel

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2007	2006
Audit Fees	$1,989,800	$1,955,000
Audit-Related Fees	158,400	123,900
Tax Fees	356,700	282,200
All Other Fees	3,900	3,900

Total Fees	$2,508,800	$2,365,000

For 2007, $1,358,500 of the total fees was billed as of December 31, 2007. For 2006, $1,150,400 of the total fees was billed as of December 31, 2006.

Audit Fees

Audit fees consist of fees for the audit of our financial statements and the effectiveness of our internal control over financial reporting under Section 404 of the Sarbanes Oxley Act, the review of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to employee benefit audits, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees

Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original tax returns and value-added tax registrations, accounted for $137,100 of the total tax fees paid for 2007 and $58,900 of the total tax fees paid for 2006. Tax advice and tax planning services relate to preparation of transfer pricing studies and consultations on various domestic and international tax matters.

All Other Fees

For 2007 and 2006, the amount relates to software license fees.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to Thomas M. Wendel the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee. During 2007, no services were provided to us by PricewaterhouseCoopers LLP other than in accordance with the pre-approval policies and procedures described above.

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2009 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666, in writing not later than December 29, 2008.

Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act are required to provide advance notice of such proposal to our Secretary at the aforementioned address not later than March 12, 2009.

If we do not receive notice of a stockholder proposal within this timeframe, our management will use its discretionary authority to vote the shares that they represent as our Board may recommend.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666, (201) 801-0233. If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the above address and phone number.

OTHER MATTERS

Our Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

GENERAL

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us.

In addition to the use of mail, proxies may be solicited by personal interview, telephone and telegram by our Directors, officers and other employees who will not be specially compensated for these services. We have engaged Morrow & Co., LLC to assist us with the solicitation of proxies. We expect to pay Morrow & Co., LLC a fee of $5,000 plus reimbursement for out-of-pocket expenses for its services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this proxy statement relating to the occupations and security holdings of our Directors and officers is based upon information received from the individual Directors and officers.

If you have any questions regarding any of the matters contained in this proxy statement you may contact Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902. Morrow & Co., LLC may also be reached by telephone at 1-800-607-0088.

YOU MAY ACCESS THIS PROXY STATEMENT AND OUR ANNUAL REPORT TO STOCKHOLDERS AT http://ww3.ics.adp.com/streetlink/CTSH. YOU ALSO MAY ACCESS OUR REPORT ON FORM 10-K THE YEAR ENDED DECEMBER 31, 2007 AT www.cognizant.com.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON APRIL 23, 2008, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO OUR SECRETARY. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors

Steven Schwartz,
Secretary

Teaneck, New Jersey

April 28, 2008

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION GLEN POINTE CENTRE WEST

500 FRANK W. BURR BLVD. TEANECK, NJ 07666

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Cognizant Technology Solutions Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until

11:59 P.M. Eastern Time the day before the cut-off date or meeting date.

Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Cognizant Technology Solutions

Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

CGZTS1

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

The Board of Directors recommends a vote “FOR” the listed nominees, and “FOR” Proposal 2.

Vote on Directors

1. ELECTION OF DIRECTORS

Nominees:

1a. Robert W. Howe

1b. Robert E. Weissman

For Against Abstain

Vote on Proposal

For Against Abstain

2. TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008.

3 . TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]

Date

Signature (Joint Owners)

Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The [insert enclosures here] is/are available at www.proxyvote.com.

ANNUAL MEETING OF STOCKHOLDERS OF

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION CLASS A COMMON STOCK

JUNE 10, 2008

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach and mail in the envelope provided.

Steven E. Schwartz, General Counsel and Secretary of the Company, and Gordon J. Coburn, Chief Financial and Operating Officer and Treasurer of the Company, be, and each of them hereby is, designated as proxy to vote at the Annual Meeting of Stockholders all proxies received by the Board upon the election of directors, appointment of independent auditors and such other business as may properly come before the meeting or any adjournment or adjournments thereof.